Exhibit 99.1
CINCINNATI — September 9, 2005 — The Hillman Companies, Inc. (AMEX: HLM_P) today announced that it has updated the expected timing for the filing of its Form 10-K/A for the fiscal year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. The Company is continuing to work diligently to file both the Form 10-K/A and the Form 10-Q as soon as practicable; however, the Company now expects that it will make these filings on or about September 19, 2005.
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